Exhibit 23.1

We consent to the inclusion in the Registration Statement (Form S-1/A4) of Bauman Estate Planning, Inc. of our report dated October 14, 2010, with respect to the balance sheet as of September 15, 2010, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for the period from inception on August 27, 2010 through September 15, 2010 to be included in this Registration Statement (Form S-1/A4).

/s/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
December 9, 2011 ___________________________________
Date